UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2020

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, at the beginning of 2019 we began to carefully evaluate our business with the goal of achieving and sustaining profitability. As part of this process, we are consolidating most of our corporate functions in our offices in Woodstock, Georgia. In May, we closed our offices in the Seattle, Washington area. As part of this consolidation, on May 29, 2020, Dr. Robert Northey was released as our Executive Vice President of Research and Development. Dr. Northey has agreed to stay on as a consultant to provide continuity in our research and development activities. Dr. Northey has been a critical contributor to many of our product development activities and we thank him for all of his services over the last 17 years. We look forward to ongoing collaboration.

In connection with Dr. Northey’s termination we entered into a separation and release agreement. Pursuant to the agreement Dr. Northey will receive $204,000 in cash as a separation payment plus $26,600 for accrued paid time off. We will continue to reimburse Dr. Northey for his health care expenses for him and his dependents for twelve months should he so elect. All outstanding time-based equity-based compensation awards granted to Dr. Northey during his employment shall become fully vested and remain exercisable for the remainder of their full term.

On May 30, 2020, we entered into a consulting agreement with Dr. Robert Northey. Pursuant to the terms of the agreement, Dr. Northey will provide consulting and advisory services in order to assist with the transition to a new research and development department. We will pay Dr. Northey a fee of $200 per hour.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01        Financial Statements and Exhibits.

10.1	Separation and Release Agreement between the Company and Dr. Robert Northey, dated May 29, 2020.
10.2	Consulting Agreement between the Company and Dr. Robert Northey, dated May 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: June 4, 2020	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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